Exhibit 3.55

DFI/CORP/38

RECORD 2011

United States of America

State of Wisconsin

DEPARTMENT OF FINANCIAL INSTITUTIONS

To All to Whom These Presents Shall Come, Greeting:

I, PAUL M. HOLZEM, Administrator, Division of Corporate and Consumer Services, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporation Section of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof and the whole of such record; and that I am the legal custodian of said record, and that this certification is in due form.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.

PAUL M. HOLZEM, Administrator

Division of Corporate and Consumer Services Department of Financial Institutions

BY: DATE:

Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

ARTICLES OF ORGANIZATION

OF

SUPERIOR CRANBERRY CREEK LANDFILL, LLC

The undersigned, acting as the sole organizer of a limited liability company under Chapter 183 of the Wisconsin Statutes, adopts the following Articles of Organization for the purpose of forming such limited liability company.

ARTICLE I

Name

The name of the limited liability company is “Superior Cranberry Creek Landfill, LLC.”

ARTICLE II

Registered Office and Registered Agent

The address of the initial registered office of the limited liability company is One Honey Creek Corporate Center, 125 South 84th Street, Suite 200 Milwaukee, 53214. The name of its initial registered agent at such address is Superior Services, Inc.

ARTICLE III

Management

Management of the limited liability company shall be vested in its members.

ARTICLE IV

Organizer

The name and address of the sole organizer of the limited liability company is Timothy L. Voigtman, Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367.

$130.00 AP $25.00 Expedite

Timothy Voightman

Foley & Lardner

777 E. Wisconsin

Milwaukee, WI 53202

Executed as of the 11th day of May, 1999.

Timothy L. Voigtman

Sole Organizer

This instrument was drafted by, and after filing should be returned to Timothy L Voigtman, Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367.

CONSENT TO USE OF AN INDISTINGUISHABLE NAME

AND

STIPULATION TO CHANGE OR ABANDON A CORPORATE NAME

TO: Department of Financial Institutions

DIVISION OF CORPORATE AND CONSUMER SERVICES

Post Office Box 7846

Madison, WI 53707-7846

The undersigned consents to the use of the name: SUPERIOR CRANBERRY CREEK LANDFILL by a limited liability company to be organized under Chp. 183 of the Wisconsin Statutes, and agrees to and stipulates that it will abandon the use of its present corporate name within 30 days after the effective date of organization of the new limited liability company by filing an appropriate instrument with the Department of Financial Institutions to change its corporate name or to dissolve and terminate rights to its name.

Dated:

SUPERIOR CRANBERRY CREEK LANDFILL, INC. 01 IT05395

(Signature)

(Printed Name)

(Title)

Consent to Use of an Undistinguishable Name

Chapter 180 & 183

$10.00 AP

Timothy Voigtman

Foley and Lardner

777 E. Wisconsin

Milwaukee, WI 53202

Sec. 183.0203

Wis. Stats

12 5054622

State of Wisconsin Department of Financial Institutions

ARTICLES OF AMENDMENT – LIMITED LIABILITY COMPANY

A. The present limited liability company name (prior to any change effected by this amendment) is: Superior Cranberry Creek Landfill, LLC

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

ARTICLE I

Name

The name of the limited liability company is “Onyx Cranberry Creek Landfill, LLC.”

These articles of Amendment shall have a delayed effective date of December 31, 2002.

B. Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2),

Wis. Stats.

C. Executed on November 15, 2002

(Date)

Sole Member:

Onyx Waste Services, Inc.

(Signature)

Title: ( x ) Member OR (    ) Manager

(Select and mark (X) the one appropriate title)

This document was drafted by Melissa A. Wild

(Name the individual who drafted the document)

FILING FEE - $40.00 SEE instructions, suggestions and procedures on following page.

CFI/CORP/504 (R5/99) Use of this form is voluntary.

W1034 – 6/22/00 CT System Online

ARTICLES OF AMENDMENT – Limited Liability Company

– Changes Name $40.00 KC

Melissa A. Wild

Onyx Waste Services, Inc.

One Honey Creek Corporate Center

125 South 84th Street, Suite 200

Milwaukee, WI 53214

EFFECTIVE DATE: DECEMBER 31, 2002

Your return address and phone number during the day: (414) 479-7800 INSTRUCTIONS (Ref. sec. 183.0203 Wis. Stats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P O Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00, payable to the department. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). This document can be made available in alternate formats upon request to qualifying individuals with disabilities. The original must include an original manual signature, per sec. 183.0107(2), Wis. Stats. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

A. State the name of the limited liability company (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of organization be amended to read: ……(enter the amended article).

An amendment may change or add only those provisions that are required under sec. 183.0202, Wis. Stats., to be included in articles of organization. If the amendment changes the name of the limited liability company, the new name must contain the words “limited liability company”, or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC.”

B. This statement is required by sec. 183.0203(2)(c).

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: A member of the limited liability company, if management is vested in the members, or a manager if management is vested in one or more managers. Select and mark (X) the appropriate choice in item C.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

Sec. 182.0203

Wis Stats

12 5054622

Imaged

State of Wisconsin

Department of Financial Institutions

Division of Corporate and Consumer Services

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers or owners of the limited liability company. Member and manager information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A. The present limited liability company name (prior to any change effected by this amendment) is: Onyx Cranberry Creek Landfill, LLC (Enter Limited Liability Company Name)

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

ARTICLE I

Name

The name of the limited liability company is “Veolia ES Cranberry Creek Landfill, LLC”

These Articles of Amendment shall have a delayed effective date of July 1, 2006.

B. Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2), Wis. Stats.

C. Executed on June 5, 2006

(Date)

SOLE MEMBER :

Onyx Waste Services of North America, LLC

Title: Member OR Manager

(Select and mark (X) the appropriate title) Paul R. Jenks, President

(Printed name)

This document was drafted by Joyce Hansen

(Name the individual who drafted the document)

FILING FEE - $40.00

DFI/CORP/504 (R09-05)

$40.00 + $25.00 Exp

ARTICLES OF AMENDMENT — Limited Liability Company

Joyce Hansen

Onyx Waste Services, Inc.

One Honey Creek Corporate Center

125 South 84th Street, Suite 200

Milwaukee, WI 53214

– Name Change

Enter your return address within the bracket above.

Phone number during the day: (414) 479-7800

EFFECTIVE DATE: 7-2-2006

INSTRUCTIONS (Ref. sec. 183.0203 Wis. Stats. for document content)

Submit one original and one exact copy along with the required filing fee of $40.00 to the address listed below. Make checks payable to the “Department of Financial Institutions”. Filing fee is non-refundable. Sign the document manually or otherwise allowed under sec. 183.0107(1g)(c).

Mailing Address: Department of Financial Institutions Division of Corporate & Consumer Services P O Box 7846 Madison WI 53707-7846	Physical Address for Express Mail: Department of Financial Institutions Division of Corporate & Consumer Services 345 W. Washington Ave - 3rd Fl. Madison WI 53703	Phone: 608-261-7577 FAX: 608-267-6813 TTY: 608-266-8818

NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

A. State the name of the limited liability company before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article 1 of the articles of organization be amended to read: ……(enter the amended article).

An amendment may change or add only those provisions that are required under sec. 183.0202, Wis. Stats., to be included in articles of organization. If the amendment changes the name of the limited liability company, the new name must contain the words “limited liability company”, or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC”.

B. This statement is required by sec. 183.0203(2)©.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: A member of the limited liability company, if management is vested in the members, or a manager if manager is vested in one or more managers. Select and mark (X) the appropriate choice in item C.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

DFI/CORP/504I(R09-5)

Sec. 183.0203 Wis Stats

State of Wisconsin

Department of Financial Institutions

Division of Corporate and Consumer Services

ARTICLES OF AMENDMENT - LIMITED LIABILITY COMPANY

Note: Articles of Amendment cannot be filed to add or remove members, managers or owners of the limited liability company. Member and manager information should be listed in the company’s operating agreement. The operating agreement is not filed with the Department of Financial Institutions.

A. The present limited liability company name (prior to any change effected by this amendment) is Veolia ES Cranberry Creek Landfill, LLC (Enter Limited Liability Company Name)

Text of Amendment (Refer to the existing articles of organization and the instructions on the reverse of this form. Determine those items to be changed and enter the number identifying the paragraph in the articles of organization being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of organization be amended as follows:

ARTICLE I

Name

The name of the limited liability company is “Advanced Disposal Services Cranberry Creek Landfill, LLC”

B. Amendment(s) to the articles of organization was adopted by the vote required by sec. 183.0404(2), Wis. Stats.

C. Executed on November 29, 2012

(Date)

Sole Member:

Veolia ES Solid Waste of North America, LLC

(Signature)

Title: Member OR Manager

(Select and mark (X) the appropriate title) Christian B. Mills, Assistant Secretary

(Printed name)

This document was drafted by Cameron Brown

(Name the individual who drafted the document)

FILING FEE - $40.00 DFI/CORP/504(R09-05)

ARTICLES OF AMENDMENT – Limited Liability Company

CAMERON BROWN

WINSTON AND STRAWN LLP

200 PARK AVENUE

NEW YORK, NY 10166

Enter your return address within the bracket above.

Phone number during the day: (212) 294-5306

INSTRUCTIONS (Ref. sec. 183.0203 Wis. Stats. for document content)

Submit one original and one exact copy along with the required filing fee of $40.00 to the address listed below. Make checks payable to the “Department of Financial Institutions”. Filing fee is non-refundable. Sign the document manually or otherwise allowed under sec. 183.0107(1g)(c)

Mailing Address: Department of Financial Institutions Division of Corporate & Consumer Services P O Box 7846 Madison, WI 53707-7846	Physical Address for Express Mail: Department of Financial Institutions Division of Corporate & Consumer Services 345 W. Washington Ave – 3rd Fl. Madison WI 53703	Phone: 608-261-7577 FAX: 608-267-6813 TTY: 608-266-8818

NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. This document can be made available in alternate formats upon request to qualifying individuals with disabilities.

A. State the name of the limited liability company (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g., “Resolved, that Article I of the articles of organization be amended to read: …… (enter the amended article).

An amendment may change or add only those provisions that are required under sec. 183.0202, Wis. Stats., to be included in articles of organization. If the amendment changes the name of the limited liability company, the new name must contain the words “limited liability company”, or “limited liability co.” or end with the abbreviation “L.L.C.” or “LLC”.

B. This statement is required by sec. 183.0203(2)(c).

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: A member of the limited liability company, if management is vested in the members, or a manager if management is vested in one or more managers. Select and mark (X) the appropriate choice in item C.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

DFI/CORP/5041 (R09-05)